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                                                       Registration No. 33-59920

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        IMAGYN MEDICAL TECHNOLOGIES, INC.
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               (Exact name of issuer as specified in its charter)


         Delaware                                       98-0122944
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(State of Incorporation)                    (I.R.S. Employer Identification No.)


                            1 Park Plaza, Suite 1100
                            Irvine, California 92614
                                 (949) 809-0800
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              (Address of principal executive office and zip code)


                            Davstar Industries, Ltd.
                  1992 Non-Employee Directors Stock Option Plan
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                            (Full title of the plan)

                               Charles A. Laverty
                             Chief Executive Officer
                        Imagyn Medical Technologies, Inc.
                            1 Park Plaza, Suite 1100
                            Irvine, California 92614
                                 (949) 809-0800
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            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Robert M. Mattson, Jr.
                             Morrison & Foerster LLP
                            19900 MacArthur Boulevard
                            Irvine, California 92612



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         This Post-Effective Amendment No. 1 is being filed to de-register
66,666 (given the effect of the 3-1 reverse stock split that occurred on January 2, 1996) shares of Common Stock of Imagyn Medical Technologies, Inc. (the "Issuer"). Such shares were registered under a Registration Statement on Form S-8, Reg. No. 33-59920, for purchase under the Issuer's 1992 Non-Employee Directors Stock Option Plan. In connection with the Issuer's reorganization, the Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine and State of California, on the 27th day of December, 1999.


                                          IMAGYN MEDICAL TECHNOLOGIES, INC.
                                          (the "Registrant")

                                          By: /s/ Kevin M. Higgins
                                              ----------------------------------
                                          Name:  Kevin M. Higgins
                                          Title: Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Charles A. Laverty                      Date: December 27, 1999    Chairman of the Board of
---------------------------------                                      Directors and Chief Executive
Charles A. Laverty                                                     Officer


/s/ Michael A. Montevideo                   Date: December 27, 1999    Chief Financial Officer
---------------------------------                                      (principal financial and
Michael A. Montevideo                                                  accounting officer)


/s/ John Chamberlin                         Date: December 27, 1999    Director
---------------------------------
John Chamberlin


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


/s/ John Deininger                          Date: December 27, 1999    Director
---------------------------------
John Deininger


/s/ Philip D. Green                         Date: December 27, 1999    Director
---------------------------------
Philip D. Green


/s/ Lloyd D. Landsman                       Date: December 27, 1999    Director
---------------------------------
Lloyd D. Landsman, M.D.


/s/ Martin G. Mand                          Date: December 27, 1999    Director
---------------------------------
Martin G. Mand


---------------------------------           Date:                      Director
David J. Matlin                                   -------------


/s/ Richard A. Michaelson                   Date: December 27, 1999    Director
---------------------------------
Richard A. Michaelson


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